REMOTE DYNAMICS, INC AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

On November 30, 2006, we entered into a Share Exchange Agreement with Bounce Mobile Systems, Inc. (“BMSI”). Pursuant to the Share Exchange Agreement, we agreed to acquire from BMSI 100% of the capital stock of BounceGPS, Inc. (“BounceGPS”), a provider of mobile asset management solutions, in exchange for:

•	5,000 shares of our newly authorized series C convertible preferred stock
•	A Series B Note in the principal amount of $660,000
•	A Series B OID Note in the principal amount of $264,000
•	An E-7 Warrant to purchase 30,937,500 shares of our common stock
•	An F-4 Warrant to purchase 30,937,500 shares of our common stock

As a result of the securities issued to BMSI in the Share Exchange Agreement and Note and Warrant Purchase Agreement transactions, BMSI obtained and currently has effective control of our board of directors, management, 94.5% of the voting power of our common stock outstanding, and beneficial ownership of approximately 63.6% of our common stock (on a as-converted, fully diluted basis).

Our financial statements reflect the historical operations of BounceGPS as the acquisition has been treated as a reverse merger in accordance with FAS 141 “Accounting for Business Combinations” with BounceGPS considered the accounting acquirer. Accordingly, BounceGPS is deemed to be the purchaser and surviving company for accounting purposes and its net assets are included in the balance sheet at their historical book values.  The results of operations of Remote Dynamics, Inc. are included in our financial statements subsequent to December 4, 2006 with the purchase price allocated to the acquired assets and liabilities of Remote Dynamics, Inc. as of December 4, 2006.

The unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2005 and the nine months ended September 30, 2006 give effect to the acquisition of BounceGPS as if this event occurred on January 1, 2005.

This pro forma financial information does not purport to represent what our actual results of operations or financial position would have been had the acquisition occurred on the date indicated or for any future period or date.  The pro forma adjustments give effect to available information and assumptions that we believe are reasonable.  You should read our pro forma condensed consolidated financial information in conjunction with our financial statements and the related notes as well as all other information appearing in the Company’s Form 10KSB.

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REMOTE DYNAMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005
(in thousands, except per share data)

	Historical (1)
	Remote Dynamics, Inc.	Bounce GPS, Inc.
	Twelve Months Ended 11/30/2005	Twelve Months Ended 12/31/2005	Pro Forma Adjustments		Pro Forma

Revenues
Service	$10,655	$-	$-		$10,655
Ratable product	2,381	-	-		2,381
Product	741	317	-		1,058

Total revenues	13,777	317	-		14,094

Cost of revenues
Service	5,206	-	-		5,206
Ratable product	1,328	-	-		1,328
Product	822	126	-		948

Total cost of revenues	7,356	126	-		7,482

Gross profit	6,421	191	-		6,612

Expenses:

General and administrative	4,542	74	-		4,616
Customer service	1,303	-	-		1,303
Sales and marketing	3,481	177	-		3,658
Engineering	1,328	-	-		1,328
Depreciation and amortization	2,726	20	(799)	(2)	1,947
Impairment loss on license right	345	-	(345)	(3)	-
Goodwill impairment	14,594	-	(14,594)	(4)	-

Total expenses	28,319	271	(15,738)		12,852

Operating loss	(21,898)	(80)	15,738		(6,240)

Interest income	208	-	-		208
Interest expense	(389)	(27)	116	(5)	(300)
Other (expense) income	(196)	34	-		(162)

Loss before income taxes	(22,275)	(73)	15,854		(6,494)

Income tax benefit	-	-	-		-
Reorganization items	24	-	-		24

Net loss	(22,251)	(73)	15,854		(6,470)

Preferred stock dividend	(431)	-	-		(431)
Loss on redemption of preferred stock	(2,208)	-	-		(2,208)

Net loss attributable to common stockholders	$(24,890)	$(73)	$15,854		$(9,109)

Net loss per common share - basic and diluted					$(1.36)

Weighted average number of common shares outstanding:
Basic and diluted					6,721

The accompanying notes are an integral part of these financial statements.

REMOTE DYNAMICS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Year Ended December 31, 2005

Note 1:  The historical results of operations of Remote Dynamics, Inc. reflect its results for the twelve months ended November 30, 2005.  The historical results of operations of BounceGPS, Inc. reflect its results for the year ended December 31, 2005.

Note 2:  The pro forma depreciation and amortization expense gives effect to a reduction of $1,564,000 in intangible asset amortization expense reflected in the historical operations of Remote Dynamics, partially offset by the additional intangible asset amortization of $765,000 in connection with the acquisition of BounceGPS which was accounted for as a reverse merger.

Note 3: The pro forma adjustment eliminates the $345,000 impairment loss on license right.  This charge would not have been recorded since the license right intangible was adjusted to fair value in conjunction with the business combination.

Note 4:  The pro forma adjustment eliminates the $14,594,000 goodwill impairment charge.  This charge would not have been recorded since goodwill was adjusted to fair value in conjunction with the business combination.

Note 5:  The pro forma interest expense gives effect to the additional interest expense of $116,000 for the issuance of a Series B Note in the principal amount of $660,000, a Series B OID Note in the principal amount of $264,000, an E-7 warrant to purchase 30,937,500 shares of the Company’s common stock, and an F-4 warrant to purchase 30,937,500 shares of the Company’s common stock.

REMOTE DYNAMICS, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the Nine Months Ended September 30, 2006
(in thousands, except per share data)

	Historical (1)
	Remote Dynamics, Inc.	Bounce GPS, Inc.
	Nine Months Ended August 31, 2006	Nine Months Ended September 30, 2006	Pro Forma Adjustments		Pro Forma

Revenues
Service	$1,898	$44	$-		$1,942
Ratable product	1,960	-	-		1,960
Product	118	49	-		167

Total revenues	3,976	93	-		4,069

Cost of revenues
Service	1,887	66	-		1,953
Ratable product	1,017	-	-		1,017
Product	118	43	-		161

Total cost of revenues	3,022	109	-		3,131

Gross profit	954	(16)	-		938

Expenses:

General and administrative	2,716	185	-		2,901
Customer service	615	-	-		615
Sales and marketing	1,108	71	-		1,179
Engineering	525	5	-		530
Depreciation and amortization	1,312	-	71	(2)	1,383
Impairment loss on license right	93	-	(93)	(3)	-
Goodwill impairment	2,735	-	(2,735)	(4)	-

Total expenses	9,104	261	(2,757)		6,608

Operating loss	(8,150)	(277)	2,757		(5,670)

Interest income	80	7	-		87
Interest expense	(2,442)	(29)	(87)	(5)	(2,558)
Other (expense) income	92	-	-		92

Loss before income taxes	(10,420)	(299)	2,670		(8,049)

Income tax benefit	-	-	-		-

Net loss	(10,420)	(299)	2,670		(8,049)

Preferred stock dividend	(370)	-	-		(370)
Loss on redemption of preferred stock	(435)	-	-		(435)
Repricing of warrants	(69)	-	-		(69)

Net loss attributable to common stockholders	$(11,294)	$(299)	$2,670		$(8,923)

Net loss per common share - basic and diluted					$(1.05)

Weighted average number of common shares outstanding:
Basic and diluted					8,523

The accompanying notes are an integral part of these financial statements.

REMOTE DYNAMICS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Nine Months Ended September 30, 2006

Note 1:  The historical results of operations of Remote Dynamics, Inc. reflect its results for the nine months ended August 31, 2006.  The historical results of operations of BounceGPS, Inc. reflect its results for the nine months ended September 30, 2006.

Note 2:  The pro forma depreciation and amortization expense gives effect to the additional intangible asset amortization of $574,000 in connection with the acquisition of BounceGPS which was accounted for as a reverse merger partially offset by a reduction of $503,000 in intangible asset amortization expense reflected in the historical operations of Remote Dynamics.

Note 3: The pro forma adjustment eliminates the $93,000 impairment loss on license right.  This charge would not have been recorded since the license right intangible was adjusted to fair value in conjunction with the business combination.

Note 4:  The pro forma adjustment eliminates the $2,735,000 goodwill impairment charge.  This charge would not have been recorded since goodwill was adjusted to fair value in conjunction with the business combination.

Note 5:  The pro forma interest expense gives effect to the additional interest expense of $87,000 for the issuance of a Series B Note in the principal amount of $660,000, a Series B OID Note in the principal amount of $264,000, an E-7 warrant to purchase 30,937,500 shares of the Company’s common stock, and an F-4 warrant to purchase 30,937,500 shares of the Company’s common stock.